Exhibit 32.1

Certification of

William P. Brick, Chief Executive Officer

of Packaged Ice, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2003 of Packaged Ice, Inc. (the “Issuer”).

I, William P. Brick, the Chief Executive Officer of Issuer certify that, to the best of my knowledge:

(i)                  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)               the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 14, 2003

/s/ WILLIAM P. BRICK
William P. Brick

Subscribed and sworn to before me

this 14th day of August 2003.

/s/ DOUGLAS L. REEVES
Name:	Douglas L. Reeves
Title:	Notary Public, State of Texas

My commission expires:  November 12, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Packaged Ice, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.